UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): July 31, 2017

TransUnion

(Exact name of registrant as specified in its charter)

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,

Chicago, Illinois 60661

(312) 985-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2017, TransUnion (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders named therein (the “Selling Stockholders”), and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (the “Underwriters”), relating to an underwritten offering of 22,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-213542), filed on September 8, 2016, as supplemented by the prospectus supplement dated July 31, 2017. All of the Shares are being sold by the Selling Stockholders. Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase the Shares at a price of $45.60 and were granted a 30-day option to purchase up to an additional 3,375,000 shares of Common Stock from the Selling Stockholders.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 8.01	Other Events.

On August 1, 2017, the Underwriters exercised in full their 30-day option to purchase an additional 3,375,000 shares of Common Stock. The offering of 25,875,000 shares of Common Stock (including the additional 3,375,000 shares of Common Stock pursuant to the Underwriters’ 30-day option) settled on August 4, 2017. The Selling Stockholders received all of the net proceeds from this offering. No shares of Common Stock were sold by the Company.

In connection with the sale of Common Stock by investment funds affiliated with Advent International Corporation, the number of shares of Common Stock owned by Advent-TransUnion Acquisition Limited Partnership (“Advent”) fell below one of the ownership thresholds specified in the Amended and Restated Major Stockholders’ Agreement, dated as of June 23, 2015, among the Company, Advent and the GS Investors (as defined therein), and as a result, the director designated by Advent, Christopher Egan, would have been required to resign from the Company’s Board of Directors upon the closing of such transaction. However, the Board of Directors waived the requirement for Mr. Egan’s resignation and the Company expects that Mr. Egan will serve until his term expires in May 2018.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: August 4, 2017

	By:	/s/ Mick Forde
	Name:	Mick Forde
	Title:	Senior Vice President

EXHIBIT INDEX

1.1	Underwriting Agreement, dated as of July 31, 2017, among TransUnion, the selling stockholders named therein and the underwriters named therein.

5.1	Opinion of Simpson Thacher & Bartlett LLP